                                  CERTIFICATE

         The undersigned hereby certifies that he is the Secretary of TCW/DW Global Communications Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on August 15, 1995, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

Date this 15th day of August, 1995.


                                        /s/ Sheldon Curtis
                                        ----------------------
                                        Sheldon Curtis
                                        Secretary

                                   AMENDMENT

Date:                   August 15, 1995

To Be Effective:        August 15, 1995





                                       TO

                        TCW/DW GLOBAL COMMUNICATIONS FUND

                              DECLARATION OF TRUST

                              DATED DECEMBER 7,1994

                                    Amendment dated August 15, 1995 to the
                                    Declaration of Trust (the "Declaration") of
                                    TCW/DW Global Communications Fund (the
                                    "Trust") dated December 7, 1994

WHEREAS, The Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, The Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter Information Fund," such change to be effective on August 15, 1995.

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "Section 1.1. Name. The name of the trust created hereby is the "Dean Witter Information Fund, " and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "Section 1.2. Definitions .....

         "(p) "Trust" means the "Dean Witter Information Fund."

         3. Article IV of the Declaration is hereby amended so that the title of
Article IV shall read in its entirety as follows:

                  "Investment Adviser, Distributor, Custodian and Transfer
                  Agent"

         4. Section 4.1 of Article IV of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "Section 4.1 Investment Adviser. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. The vote of the initial shareholder(s) shall constitute "Majority Shareholder Vote" if such agreements are entered into prior to a public offering of Shares of the Trust. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract."

         5. Section 11.7 of Article VII of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "Section 11.7. Use of the name "Dean Witter." Dean Witter Reynolds
         Inc. ("DWR") has consented to the use by the Trust of the identifying name "Dean Witter," which is a property right of DWR. The Trust will only use the name "Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Dean Witter" for any purpose. DWR, or any corporate affiliate of the parent of DWR, may use or grant to others the right to use the name "Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of DWR or its parent, the Trust will take such action as may be required to provide its consent to the use by DWR or its parent, or any corporate affiliate of DWR's parent, or by any person to whom DWR or its parent or an affiliate of DWR's parent shall have granted the right to the use, of the name "Dean Witter," or any combination or abbreviation thereof. Upon the termination of any investment advisory or investment management agreement into which DWR, or any corporate affiliate of DWR or its parent and the Trust may enter, the Trust shall, upon request by DWR, or any corporate affiliate of DWR or its parent, cease to use the name "Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name."

         6. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         7. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned, a majority of the Trustees of the Trust, have executed this instrument this 15th day of August, 1995.


/s/ Charles A. Fiumefreddo              /s/ Richard M. DeMartini
--------------------------------------  -------------------------------------
Charles A. Fiumefreddo, as Trustee      Richard M. DeMartini, as Trustee
and not individually                    and not individually


/s/ Sheldon Curtis
--------------------------------------
Sheldon Curtis, as Trustee and
not individually

STATE OF NEW YORK  )
                   :ss.:
COUNTY OF NEW YORK )

         On this 15th day of August, 1995, CHARLES A. FIUMEFREDDO, RICHARD M. DeMARTINI and SHELDON CURTIS, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.


                                                   /s/ Marilyn K. Cranney
                                              ---------------------------------
                                                       Notary Public


                                                     MARILYN K. CRANNEY
                                              NOTARY PUBLIC, State of New York
                                                       No. 24-4795538
                                                  Qualified in Kings County
                                               Commission Expires May 31, 1997